UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2011

WINLAND ONLINE SHIPPING HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	333-142908	20-5933927
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  Rm 703, 7/F, Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong, China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 00852-28549088

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 31, 2008, Wallis Development Limited (“Wallis Development”), a Hong Kong company and a wholly-owned subsidiary of Winland Online Shipping Holdings Corporation,  a Texas corporation (the “Registrant” and together with the Registrant’s subsidiaries, the “Company”) and Wallis Development’s wholly-owned subsidiary Beijing Huate Xingye Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”) for the purpose of producing IT software, developing new products and adopting advanced and applicable technology and scientific management methods (“Beijing Huate”) entered into a series of Exclusive Technical Consulting and Service Agreements, (collectively, together with all related transaction documents executed in connection therewith, the “Service Agreements”) whereby Beijing Huate controlled (a) Dalian Winland International Shipping Agency Co., Ltd. (“DWIS”), a PRC company whose principal activities include shipping agency services, booking cargo space, storage of goods and declaration of customs, (b) Dalian Winland International Logistic Co., Ltd. (“DWIL”), a PRC company whose principal activities included freight forwarding services logistics shipping agency services and which owns one shipping vessel and (c) Dalian Shipping Online Network Co., Ltd. (“Shipping Online”) a PRC company whose principal activities are providing online services to its members.  Copies of the Company’s Service Agreements have been filed as Exhibits 10.1 – 10.22 with the Company’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission at www.sec.gov on August 12, 2008.

In compliance with the PRC’s foreign investment restrictions on internet information services and other laws and regulations, the Company had conducted all of its internet information and media services and advertising in China (collectively, the “Online Services”) through DWIS, DWIL and Shipping Online, each a domestic variable interest entity (each, a “VIE” and collectively, the “VIEs”) and each of which are ultimately owned by Li Honglin, the President and Chairman of the Board of the Registrant (50% of each VIE) and Xue Ying, the Chief Executive Officer, Secretary and director of the Registrant (50% of each VIE).  Pursuant to the Service Agreements, Beijing Huate provided on-going technical services and other services to the VIEs in exchange for substantially all of the net income of the VIEs. In addition, the stockholders of the VIEs had pledged all of their shares in the VIEs to Beijing Huate, representing 100% of the total issued and outstanding capital stock of the VIEs, as collateral for non-payment under the Service Agreements or for fees on technical and other services due thereunder. Beijing Huate also had the power to appoint all directors and senior management personnel of the VIEs.

On February 16, 2011, Wallis Development and Beijing Huate voluntarily entered into a Termination of Services Agreement with the VIEs and the stockholders of the VIEs (the “Termination Agreement”), effective immediately, whereby all of the Service Agreements have terminated and are of no further force or effect.  The disinterested Board of Directors of the Registrant resolved to terminate the Service Agreements with the belief that such disposition will help the Company focus on its core business of dry bulk shipping and charter brokerage services.  No termination penalties were incurred by the Company in connection with the Termination Agreement.  Pursuant to the terms of the Termination Agreement, the Company shall receive a fee in the amount of RMB1,000,000.

The forgoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

Please see the description of the Termination Agreement set forth in Item 1.01 herein above.

Item 2.01  Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, the Company entered into the Termination Agreement whereby it voluntarily disposed of its Online Services business by terminating its control of the VIEs.  Such disposition may be considered a disposition of a significant amount of assets based on the value of such assets at the time of disposition.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibit No Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Termination of Services Agreement, by and among Beijing Huate Xingye Technology Co., Ltd., Wallis Development Limited, the VIEs and the stockholders of the VIEs	Provided herewith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 16, 2011

WINLAND ONLINE SHIPPING HOLDINGS CORPORATION

By: /s/ Xue Ying
Name: Xue Ying
Title: Chief Executive Officer and Secretary